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                                                                   EXHIBIT 23.5


                               INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Devon Energy Corporation:


         We consent to the use of our report dated January 30, 2001, incorporated by reference herein relating to the consolidated balance sheets of Devon Energy Corporation and subsidiaries as of December 31, 2000, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2000 annual report on Form 10-K of Devon Energy Corporation and to the reference to our firm under the heading "Experts" in the registration statement.





                                                      /s/ KPMG LLP




Oklahoma City, Oklahoma
August 29, 2001